Distribution Financial Services MarineTrust 1999-2
February 15, 2001 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                   376,304,789.82
Beginning Pool Factor                        0.68419053

Distribution Allocable to Principal on Notes

Class             Prior Prin. Pymt.     $1000 orig.prin.bal.    Current Prin.Pymt.      $1000 orig.prin.bal.
  A-1                    $0.00                0.0000000             $5,365,935.10              25.4191660
  A-2                    $0.00                0.0000000                     $0.00               0.0000000
  A-3                    $0.00                0.0000000                     $0.00               0.0000000
  A-4                    $0.00                0.0000000                     $0.00               0.0000000
  A-5                    $0.00                0.0000000                     $0.00               0.0000000
  A-6                    $0.00                0.0000000                     $0.00               0.0000000
    B                    $0.00                0.0000000                     $0.00               0.0000000
    C                    $0.00                0.0000000                     $0.00               0.0000000

Distribution Allocable to Interest on Notes

Class           Rate             Prior Int. Payment       $1000 orig.prin.bal.  Current Int. Payments    $1000 orig.prin.bal.
  A-1           5.50%                    $0.00                 0.0000000             $146,598.13                0.0694455
  A-2           5.98%                    $0.00                 0.0000000             $276,908.88                4.9833333
  A-3           6.20%                    $0.00                 0.0000000             $558,666.50                5.1666667
  A-4           6.48%                    $0.00                 0.0000000             $357,517.80                5.4000000
  A-5         6.6656%                    $0.00                 0.0000000             $299,946.45                5.5546668
    B           6.93%                    $0.00                 0.0000000             $190,575.00                5.7750000
    C           7.61%                    $0.00                 0.0000000             $139,516.67                6.3416668


Note Balance After Giving Effect to Principal Distribution
     Class                Beginning Balance           Note Factor            Ending Balance        Ending Note Factor
      A-1                     31,985,047.63            0.1515175                 $26,619,112.53          0.1260984
      A-2                     55,567,000.00            1.0000000                 $55,567,000.00          1.0000000
      A-3                    108,129,000.00            1.0000000                 108,129,000.00          1.0000000
      A-4                     66,207,000.00            1.0000000                 66,207,000.00           1.0000000
      A-5                     53,999,000.00            1.0000000                 53,999,000.00           1.0000000
      B                       33,000,000.00            1.0000000                 33,000,000.00           1.0000000
      C                       22,000,000.00            1.0000000                 22,000,000.00           1.0000000

Servicing Fee                                                                                            $163,642.27
Servicing Fee Per $1,000 of Orig.Note                                                                    0.2975314

Realized Losses                                                                                          $457,232.65

Reserve Account Balance                                                                                  $21,576,161.84

Payments Rec. with Respect to Receivables During Most Recently Ended Collection Period                   $7,506,350.44
Interest Payments Received                                                                               $2,695,990.48
Scheduled Principal Payments Received                                                                    $1,851,745.88
Principal Prepayments Received                                                                           $2,958,614.08

Distribution to Residual Interestholders                                                                 $0.00

Noteholders' Interest Carryover Shortfall                                                                $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                                0.0000000

Aggregate Purchase Amounts for Rec. that were purchased in related Collection Period                     $0.00

Ending Pool Balance                                                                                      $371,037,197.21
Ending Pool Factor                                                                                       0.67461295